POWAY, Calif., April 19, 2005 - Mitek Systems, Inc. (OTCBB: MITK.OB) today announced that the Company received a final payment of $1 million from Harland Financial Solutions, Inc., a subsidiary of John H. Harland Company (NYSE: JH) related to the sale last July of Mitek's CheckQuest product to Harland. A recent arbitration ruling on Mitek's dispute with BSM Inc. over the use of Mitek's products and intellectual property allowed the Company to complete the assignment of CheckQuest software rights to Harland and collect this final payment.

About Mitek Systems

Mitek Systems is an established global leader in advanced recognition software used by financial institutions for forgery detection and document processing. Sold to partners and directly to end users, the company's software is used in the processing of over 8 billion transactions per year. For more information about Mitek Systems, contact the company at 14145 Danielson Street, Suite B, Poway, CA 92064; 858-513-4600 or visit www.miteksystems.com.

Forward-Looking Statement Disclosure

With the exception of historical matters, the matters discussed in this news release are forward-looking statements that involve risks and uncertainty. Forward-looking statements include, but are not limited to, statements relating to the Company's products, future development, and software assignment to Harland. The Company's actual results could differ from such forward-looking statements. There can be no assurance that the Company will achieve the results set forth herein. Mitek and Mitek Systems are registered trademarks of Mitek Systems, Inc.